Exhibit 10.18.3

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the “Amendment”), dated March 27, 2003, to the Second Amended and Restated Receivables Purchase Agreement, dated as of November 20, 2002, by and among CADMUS RECEIVABLES CORP., as Seller, CADMUS COMMUNICATIONS CORPORATION, as Master Servicer, BLUE RIDGE ASSET FUNDING CORPORATION, as Purchaser and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (as amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not defined herein shall have the same meanings as defined in the Receivables Purchase Agreement.

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.    Amendments.    The Agreement is, as of the Amendment Effective Date defined in Section 2 hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a)    Section 10.1(h) of the Receivables Purchase Agreement, is hereby amended and restated in its entirety to read as follows:

(h)    At any Cut-Off Date during the period from January 31, 2003 through June 30, 2003, the average of the Delinquency Ratio for the immediately preceding three months exceeds 5.00% or at any other Cut-Off Date, the average of the Delinquency Ratio for the immediately preceding three months exceeds 4.25%; or

(b)    The definition of “Obligor Concentration Limit” in Appendix A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Obligor Concentration Limit”:  At any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated obligors (if any):

(a)    for Obligors who have a short term unsecured debt rating currently assigned to them by either S&P or Moody’s, the applicable concentration limit shall be determined according to the following table (and, if such Obligor is rated by both agencies and has a split rating, the applicable rating will be the lower of the two):

S&P RATING	OR	MOODY’S RATING	ALLOWABLE % OF ELIGIBLE RECEIVABLES

A-1+		P-1	10%
A-1		P-1	8%
A-2		P-2	6%
A-3		P-3	3%; or

(b)    for Obligors who do not have a debt rating listed above, 2% of the aggregate Unpaid Balance of Eligible Receivables at such time;

; provided, however, that subject to an increase in the percentage set forth in clause (iv) of the definition of “Required Reserve Factor Floor”, upon the Seller’s request and in the Agent’s sole discretion, the Agent may designate certain Obligors as “Special Obligor” and permit such Obligors to have an Obligor Concentration Limit in excess of those described in clauses (a) and (b) above, it being understood that at any time the Agent may cancel any Obligor’s status as a Special Obligor upon not less than five (5) Business Days’ written notice to the Seller Parties.

(c)    The definition of “Required Reserve Factor Floor” in Appendix A to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Required Reserve Factor Floor”:  On any day during the Settlement Period, the amount (expressed as a percentage) equal to the sum of (i) the product of (a) the Adjusted Dilution Ratio and (b) the Dilution Horizon Ratio, (ii) the greater of (a) four times the Obligor Concentration Limit applicable to Obligors which are unrated or noninvestment grade, (b) two times the Obligor Concentration Limit applicable to Obligors which are A-3/P-3 rated or (c) one times the Obligor Concentration Limit applicable to Obligors which are A-2/P-2 rated, (iii) 2% and (iv) so long as there shall be a Special Obligor, 5%.

(d)    The following definition is added to Appendix A to the Receivables Purchase Agreement in alphabetical order thereto:

Special Obligor:  As defined in the Fee Letter.

SECTION 2.    This Amendment shall become effective as of January 31, 2003 (the “Amendment Effective Date”) on the date on which the Agent shall have received an executed copy of the First Amendment to the Amended and Restated Blue Ridge Fee Letter, dated March 27, 2003 by and among the Seller, the Master Servicer, the Purchaser and the Agent.

SECTION 3.    Representations and Warranties.    Each Seller Party hereby certifies that, subject to the effectiveness of this Amendment, each of the representations and warranties set forth in Article VI of the Receivables Purchase Agreement is true and correct on the date hereof, as if each such representation and warranty were made on the date hereof.

SECTION 4.    Receivables Purchase Agreement in Full Force and Effect as Amended.    Except as specifically amended hereby, the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement shall be deemed to mean the Receivables Purchase Agreement as modified hereby. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Receivables Purchase Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

SECTION 5.    Miscellaneous.

(a)    This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CADMUS RECEIVABLES CORP., as Seller

By:	/s/ Christopher T. Schools
Name: Christopher T. Schools Title: Vice President and Treasurer

CADMUS COMMUNICATIONS CORPORATION, as Master Servicer

By:	/s/ Christopher T. Schools
Name: Christopher T. Schools Title: Vice President and Treasurer

[additional signatures to follow]

BLUE RIDGE ASSET FUNDING CORPORATION, as Purchaser By Wachovia Securities, Inc. as Attorney-In-Fact

By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr. Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Gary G. Fleming, Jr.
Name: Gary G. Fleming, Jr. Title: Director

[end of signatures]